UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2009

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On June 10, 2009, John J. Millerick, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, resigned from those positions, effective July 5, 2009. In connection with his resignation and the termination of employment with the Company, the Company and Mr. Millerick entered into a Separation Agreement (the “Separation Agreement”) on June 10, 2009. The full text of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, Mr. Millerick will remain as an employee of the Company through September 29, 2009 (the “Separation Date”), notwithstanding his resignation as an officer effective July 5, 2009, to assist the Company with transitional matters. Under the Separation Agreement, the Company has agreed, provided that Mr. Millerick has not revoked the release described in the following paragraph, that, for the period starting on September 30, 2009 and continuing through and including September 29, 2010 (the “Severance Period”), the Company shall continue to pay to Mr. Millerick his annualized current base salary ($279,450), and will continue to pay the employer portion the health, dental and life insurance premiums for the continuation of Mr. Millerick’s coverage under the Company’s group plans. The Separation Agreement also makes provision for payment to Mr. Millerick for: any amount due and owing as a result of the Company’s financial performance for the its fiscal year ending July 31, 2009 (“FY2009”) under the Company’s Annual Incentive Plan; and the sum of $30,000 for Mr. Millerick’s transitional assistance relating to FY2009 and performing other services reasonably requested by the Company. In addition, certain options and restricted stock awards made to Mr. Millerick will vest on an accelerated basis or continue to vest beyond their original termination date in accordance with a schedule attached to the Separation Agreement.

Under the Separation Agreement, Mr. Millerick (a) is to fully and unconditionally release the Company and certain others from any and all claims, actions, liabilities, and the like of every kind and nature which Mr. Millerick has ever had against the Company and such parties, (b) agrees not to solicit employees of the Company during the Severance Period, and (c) acknowledges and reaffirms his obligation under applicable law and his Proprietary Information and Inventions Agreement with the Company dated January 31, 2000 (the “Proprietary Information Agreement”), including the obligation to keep confidential all non-public information concerning the Registrant. The Company released Mr. Millerick from his non-competition agreement with the Company.

(c) Michael L. Levitz has accepted an offer to join the Analogic Corporation (the “Company”) as Vice President, Chief Financial Officer and Treasurer. Mr. Levitz and the Company have executed an agreement (the “Employment Agreement”) dated June 8, 2009. The full text of the Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

Under the Employment Agreement, Mr. Levitz’s at-will employment with the Company will commence on July 6, 2009. His initial annualized base salary will be $265,000. Beginning in the Company’s fiscal year which begins on August 1, 2009 (“FY2010”), Mr. Levitz will be eligible, subject to Compensation Committee approval, to participate in the Company’s FY2010 Annual Incentive Program, with a target bonus of 45% of his annualized base salary (i.e., $119,250). Mr. Levitz will also be eligible, again subject to Compensation Committee approval, to participate in the Company’s FY2010 Long-Term Incentive Program, with a target of 100% of his annualized base salary (i.e., $265,000). As soon as practicable after his employment commences, Mr. Levitz will receive: (i) a grant of a time-based non-qualified stock option for 10,000 shares of common stock of the Company with a seven year term and which shall vest ratably (in equal increments of 25% per year) on the second, third, fourth and fifth anniversaries of the grant date; and (ii) a restricted stock grant for 6,868 shares of common stock of the Company. The restrictions on these shares shall lapse ratably over three years beginning on the first anniversary of the grant date.

If Mr. Levitz is terminated by the Company other than for cause, death or disability, then provided Mr. Levitz has executed an general release in favor of the Company and certain others, the Company will pay Mr. Levitz his annualized base salary over a period of twelve months and pay the employer portion of continued coverage under the Company’s group health and dental plans for that twelve-month period. If such termination of employment occurs within twenty-four months after a change in control of the Company, the Company will, in addition to providing the severance benefits described in the preceding sentence, pay to Mr. Levitz his target bonus under the Annual Incentive Plan for the year in which the termination occurs, payable at the time of termination. In addition, if the severance benefits due to Mr. Levitz following a change in control are subject to excise tax under the “parachute payment” provisions of the Internal Revenue Code, the Company will (subject to certain conditions) “gross up” the payments due to Mr. Levitz such that his net after-tax payment is equal to what it would have been absent such excise tax.

Mr. Levitz, age 35, has held a number of key financial leadership roles in high growth, global technology companies. From October 2007 until the present, he has served as Vice President and Controller of Hologic, Inc.’s Cytyc business. Hologic is a global publicly held women’s health technology company. From April 2006 until the acquisition of Cytyc Corporation by Hologic in October 2007, Mr. Levitz was Vice President and Corporate Controller of Cytyc, a global publicly held diagnostics and medical device manufacturer. From September 2002 until April 2006, Mr. Levitz was Cytyc’s Assistant Corporate Controller. He served as Controller of NEON Communications, Inc. from December 2001 until September 2002 and as NEON’s Director of Financial Systems and Reporting from September 2000 until December 2001. Prior to joining NEON, he was an Audit Manager, and held various other positions in the high technology practice at Arthur Andersen LLP between 1995 and 2000. Mr. Levitz, a Certified Public Accountant, holds a Bachelor of Arts degree (magna cum laude 1995) in business economics, with an emphasis in accounting, from the University of California at Santa Barbara.

On June 11, 2009, the Company issued a press release attached hereto as Exhibit 99.1 relating to the changes described above.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement between Mr. Millerick and the Company dated June 10, 2009

10.2	Employment Agreement between Mr. Levitz and the Company dated June 8, 2009

99.1	Press Release dated June 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

June 12. 2009	By:	/s/ Bruce Garr
Name: Bruce Garr
Title: Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement between Mr. Millerick and the Company dated June 10, 2009

10.2	Employment Agreement between Mr. Levitz and the Company dated June 8, 2009

99.1	Press Release dated June 11, 2009